UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 13, 2018

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Bldg. 1400E, Suite B14202 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                          ☒

Item 1.01  Entry into a Material Definitive Agreement.

On November 13, 2018, Catabasis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”) pursuant to which the Company may offer and sell up to 31,564,220 shares of its common stock, $0.001 par value per share, having an aggregate offering price of up to $50,000,000 from time to time through Cowen as its sales agent.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cowen may sell the common stock by methods deemed to be an “at the market offering” (the “Offering”) as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Global Market or on any other existing trading market for the common stock and/or any other method permitted by law.

The Company will designate the maximum amount of common stock to be sold through Cowen in any placement under the Offering. Subject to the terms and conditions of the Sales Agreement, Cowen has agreed to use its commercially reasonable efforts to sell on the Company’s behalf all of the shares of common stock requested to be sold by the Company. The Company may instruct Cowen not to sell common stock if the sales cannot be effected at or above a price designated by the Company in a placement notice. The Company or Cowen may suspend the offering of the common stock being made through Cowen under the Sales Agreement upon proper notice to the other party. The Company and Cowen each have the right, by giving written notice as specified in the Sales Agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The Sales Agreement provides that Cowen will be entitled to aggregate compensation for its services equal to 3.0% of the gross sales price per share of all shares sold through Cowen under the Sales Agreement. The Company has no obligation to sell any shares under the Sales Agreement. The Company has agreed in the Sales Agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. In addition, the Company has agreed to reimburse certain legal expenses and filing fees incurred by Cowen in connection with the Offering up to a maximum of $65,000.

The shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-212382). The Company filed a prospectus supplement (the “Prospectus Supplement”), dated November 13, 2018, with the Securities and Exchange Commission in connection with the offer and sale of the shares pursuant to the Sales Agreement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the material terms of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, relating to the shares of common stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index below.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Sales Agreement, dated as of November 13, 2018, by and between the Company and Cowen and Company, LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: November 13, 2018	By:	/s/ Jill C. Milne
Jill C. Milne
President and Chief Executive Officer